REGAL-BELOIT CORPORATION
                         ----------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 18, 1995


To the Stockholders of Regal-Beloit Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Regal-Beloit Corporation, a Wisconsin Corporation (the "Company") will be held at the Company Headquarters, 200 State Street, Beloit, Wisconsin 53511-9940, on Tuesday, April 18, 1995 at 10:30 A.M. Central Daylight Time for the following purposes:

1.  To elect three Class B Directors for a term of three years.

2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1995.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors does not have plans to bring any other business before the meeting, and has not been advised that any other business will be brought before the meeting.

The Board of Directors has fixed February 28, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting.

To assure representation at the meeting, please indicate your voting directions, date, sign and mail promptly, the enclosed proxy which is being solicited on behalf of the Board of Directors. A return envelope which requires no postage if mailed in the United States is enclosed for such purpose. Stockholders who are present at the meeting may withdraw their proxies and vote in person if they wish.

A copy of the 1994 Annual Report of the Company accompanies this notice and attached Proxy Statement.


                                   By Order of the Board of Directors




                                   Gerald J. Berres
                                   ----------------------------------------
                                   Gerald J. Berres, Secretary

                                   REGAL-BELOIT CORPORATION






Beloit, Wisconsin
March 17, 1995

                              REGAL-BELOIT CORPORATION
                                 200 STATE STREET
                           BELOIT, WISCONSIN  53511-9940
                                -------------------
       PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 18, 1995
                                  * * * * * * * *
                              SOLICITATION AND VOTING


The enclosed proxy for the Annual Meeting of Stockholders to be held April 18, 1995, and any and all adjournments thereof, is solicited on behalf of the Board of Directors of the Company. A proxy may be revoked at any time prior to the voting thereof by notice in writing filed with the Secretary of the Company or by withdrawal in person at the registration desk at the annual meeting. Properly executed proxies will be voted as specified thereon, unless revoked.

The Company will bear the expense of this solicitation of proxies. It is expected that only the mails will be used for such solicitation, except Directors, Officers or regular employees of the Company may solicit proxies personally or by telephone or telegraph. The Company may pay brokers and other custodians, nominees and fiduciaries their reasonable expenses for sending proxy material to principals and obtaining their proxies.

This Proxy Statement, Notice of Meeting and accompanying proxy cards are first being mailed to stockholders on or about March 17, 1995.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On January 31, 1995, the outstanding voting securities of Regal-Beloit Corporation consisted of 20,454,952 shares of $0.01 par value Common Stock, each share of which is entitled to one vote. Only stockholders of record at the close of business on February 28, 1995, will be entitled to vote at the meeting.

To the best of the Company's knowledge, no entity owned more than 5% of its outstanding voting securities at the close of business on January 31, 1995, except Prudential Insurance Company of America, 751 Broad Street, Newark, NJ 07102, who owned 2,047,070 shares (10.0%); and FMR Corp., 82 Devonshire
Street, Boston MA 02109-3614 who owned 1,245,300 shares (6.1%). On January 31, 1995, the Directors, nominees for Directors and Officers of the Company as a group (13 persons) were beneficial owners of 1,734,695 shares of the Company's Common Stock (including 413,494 shares subject to options exercisable within 60 days) constituting approximately 8.5% of the outstanding shares of Common Stock.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If a quorum is present, Directors are elected by the affirmative vote of a majority of the outstanding shares present in person or by proxy at the meeting and entitled to vote on the election of Directors. "Majority" means that an individual who receives more than half the votes cast is elected as Director.
A withheld vote has the effect of a vote against the nominee or nominees.

                          ELECTION OF DIRECTORS

The current three year term of the Class B Directors expires at the forthcoming annual meeting. Unless otherwise directed, proxies will be voted at the annual meeting for the election of nominees, John M. Eldred, John A. McKay and
G. Frederick Kasten, Jr. as Class B Directors for a three year term until the 1998 annual stockholder meeting and until their successors are duly elected. All except Mr. Kasten are currently serving as Directors. Management has no reason to believe that any of the foregoing nominees is not available or will not serve if elected, but if any of them should become so unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated.

The following sets forth certain information (furnished by them to the Company) concerning each nominee and each Director whose term of office continues after the annual meeting.

                                                                            Beneficial Ownership Of
                                                                              Company Stock As Of
                                                                               January 31, 1995
                                                                            -----------------------
                                                                                        Percentage
                              Principal Occupation, Business      Director  Number Of    Of Shares
     Name and Age            Experience and Other Directorships     Since   Shares (1)  Outstanding
- ---------------------------  -----------------------------------  --------  ----------  -----------
 Nominees For
Class B Directors
Term Expires in 1998:

JOHN M. ELDRED-64            President, The First National Bank     1965        39,508         *
(3)                          & Trust Co. of Beloit.  Director,
                             First National Bank & Trust Company
                             of Beloit; Trustee, Beloit College,
                             Beloit Memorial Hospital.

JOHN A. McKAY-61             President & COO, Harnischfeger         1992         7,408         *
(3)                          Industries, Inc.; Chairman and CEO
                             of Beloit Corporation; Director,
                             Sandusky Foundry & Machining Co.,
                             First National & Bank Trust Co., of
                             Beloit; Trustee, University of
                             Maine.

G. FREDERICK KASTEN, JR.-56  President, CEO, Robert W. Baird &     New          10,000         *
                             Co., Inc.  Director of Robert W.     Nominee
                             Baird & Co., Inc.; Columbia
                             Hospital Corporation; Milwaukee
                             World Festival, Inc.; Interstate
                             Forging Industries.  Trustee of
                             Lawrence University.

                                                                            Beneficial Ownership Of
                                                                              Company Stock As Of
                                                                               January 31, 1995
                                                                            -----------------------
                                                                                        Percentage
                               Principal Occupation, Business     Director  Number Of    Of Shares
      Name and Age           Experience and Other Directorships    Since    Shares (1)  Outstanding
- ---------------------------  -----------------------------------  --------  ----------  -----------

Class C Directors
Term Expires in 1996:

J. REED COLEMAN-61           Chairman, Madison-Kipp Corporation;    1981        66,958         *
                             Director, Madison-Kipp Corporation,
                             Kemper Corporation, Kemper National
                             Insurance Co., Xeruca Corp., Lunar
                             Corporation and NIBCO, Inc.

ELBERT H. NEESE-71           Director, Neese Family Foundation;     1980       233,588        1.0
(2)(3)                       Former Chairman and President,
                             Beloit Corporation; Director, First
                             National Bank & Trust Company of
                             Beloit; Trustee, Beloit College;
                             General Partner, Neese Investment
                             Partnership.

FRANK E. BAUCHIERO-60        President, Industrial, Dana North      1993         6,870         *
                             America; past President, Warner
                             Electric Brake & Clutch; Director,
                             Walbro Corp., Rockford Products
                             Corporation and M & I Bank of
                             Beloit.


Class A Directors
Term Expires in
1997:

WILLIAM W. KEEFER-70         Past Chairman, Warner Electric         1985        48,532         *
                             Brake and Clutch Co.; Director,
                             Franklin Electric Co.; past
                             Chairman, Board of Trustees, Beloit
                             College.

JAMES L. PACKARD-52          Chairman, President and Chief          1980       433,870        2.0
(3)                          Executive Officer of the Company,
                             employed with the Company since
                             1979.  President and Director since
                             1980.  Chief Executive Officer
                             since 1984.  Chairman since 1986.
                             Director, First National Bank &
                             Trust Co. of Beloit, Elco
                             Industries of Rockford, Illinois.

HENRY W. KNUEPPEL-46         Executive Vice President -             1987       193,599        1.0
                             Operations of the Company, employed
                             since 1979.  Vice President - Power
                             Transmission Group 1982 - 1985.
                             Vice President - Operations 1985 -
                             1987.  Director and Executive Vice
                             President - Operations since 1987.

                                                                            Beneficial Ownership Of
                                                                              Company Stock As Of
                                                                                January 31, 1995
                                                                            -----------------------
                                                                                        Percentage
                               Principal Occupation, Business     Director  Number Of    Of Shares
      Name and Age           Experience and Other Directorships     Since   Shares (1)  Outstanding
- ---------------------------  -----------------------------------  --------  ----------  -----------

Director In Office; Term
Expiring at Annual Meeting
and Not Continuing
Because of Retirement:

HENRY R. ODELL - 70          Consultant; Former Associate Pro-      1955       321,286         2.0
                             fessor, University of Virginia;
                             One of the original founders,
                             former Executive Vice President,
                             Treasurer, Regal-Beloit Corporation.

* Represents less than 1% of the common stock.

 (1) The amounts shown for all Directors except Messrs. Packard, Knueppel, McKay and Bauchiero include 18,958 shares each for which they have vested but unexercised non-qualified stock options. The amounts shown for Messrs. McKay and Bauchiero include 7,208 shares and 4,870 shares, respectively, for which they have vested but unexercised options. The amount shown for Mr. Eldred includes 200 shares held in an Individual Retirement Account, 239 in 401K and 437 in a profit sharing ERISA account. The amounts shown for Messrs.
Packard and Knueppel include 139,500 shares and 94,750 shares, respectively, for which they have vested but unexercised options; 274,636 shares and 91,180 shares, respectively, as to which the indicated persons share voting and dispositive power with a spouse and 16,902 shares and 5,978 shares respectively, held in trust under the Company's Employee Profit Sharing Plan and Trust, the Company's Personal Savings Plan (401K) and an Individual Retirement Account (IRA). The amounts shown for Messrs. Packard and Eldred include 1,416 shares, and 6,206 shares respectively, held by their spouses, as to which they disclaim beneficial ownership.

 (2) Of the amount shown for Mr. Neese, 214,630 shares are held by a charitable foundation of which he, his spouse and one other person share voting powers and as to which he disclaims any beneficial interest.

 (3) Director John M. Eldred is the President, and he and Directors Neese, Packard and McKay are Directors of The First National Bank & Trust Company of Beloit, Beloit, Wisconsin. During 1994, Regal-Beloit Corporation had business transactions with The Beloit Corporation and The First National Bank & Trust Company of Beloit. All transactions were in the ordinary course of business and it is anticipated that like transactions will continue. As of December 31, 1994, the Company had outstanding letters of credit with the Bank in the aggregate amount of $2,216,455. The Company has not drawn down on any of the letters of credit.

                                       5

                           1994 Committees Of The Board

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee. The current Audit Committee members are Directors J. Reed Coleman, Chairman; Henry R. Odell, William W. Keefer and Frank E. Bauchiero. James L. Packard is an ex-officio member. The committee is appointed by and receives its authority and assignments from and reports to the Board of Directors. Its responsibilities include, but are not limited to, recommendations of the appointment of the public accountants, review of the scope and results of the public accountant's audit activities and the fees proposed and charged therefore, and review of the Company's accounting controls and policies, financial reporting practices and the internal audit control procedures and related reports of the Company. The committee held two meetings in 1994.

Compensation Committee. The current Compensation Committee consists of Directors John A. McKay, Chairman, Elbert H. Neese and John M. Eldred. The committee is appointed by and reports to the Board of Directors. Among its duties are to recommend to the Board of Directors the annual compensation of the directors and principal corporate officers and to review, formulate, recommend and administer short and long range compensation programs for Officers and Key Employees. The committee held two meetings during 1994.

Nominating Committee. Directors who serve on the Nominating Committee are Elbert H. Neese, Chairman, John M. Eldred and Henry R. Odell. This committee is responsible for recommending to the Board candidates to fill interim and expiring Board and Officer vacancies. Nominees are selected on the basis of outstanding professional and business achievements, character and their ability to make useful contributions in the best interests of the Company. The committee will consider nominees suggested by stockholders. It is suggested that any such nominees be brought to the attention of the Secretary. The committee held two meetings during 1994.



                         Other Information About The Board

The Board of Directors has the responsibility to elect the principal Officers, establish corporate policies and to oversee the overall performance of the Company. Members of the Board are kept informed by written reports and financial data sent to them each month, as well as by oral and written operating, planning and financial reports given to them by Company Officers and others at Board and committee meetings.

Directors' Compensation. Each outside Director of the Company (currently Messrs. Coleman, Bauchiero, Eldred, Keefer, McKay, Neese and Odell) receives an annual fee of $14,000 plus $1,000 and expenses for each Board meeting attended. The Audit, Compensation and Nominating Committee Chairmen each receive an additional $1,000 annual fee. There are four regularly scheduled Board of Directors meetings per year. Outside Directors serving on committees of the Board of Directors receive an additional $1,000, plus expenses for each committee meeting attended. In addition, the Company provides Directors with certain health, life and travel insurance benefits.

                                       6

                                 COMPENSATION

            Report Of Compensation Committee On Annual Compensation

The Compensation Committee of the Board of Directors (the "Committee") as described above is composed entirely of independent outside directors. The Committee is responsible for setting and administering the policies which govern both annual compensation and stock option programs. The following is an overview of those compensation policies.

Overall Policy for Executive Officers' Compensation. The Compensation Committee of the Board of Directors maintains executive salary and benefits at a level that will permit the Company to attract and retain the highest quality individual in its key executive positions, taking into consideration the prevailing competitive job market, the current and projected size of the Company, its ability to pay and the relationship of the resulting executive compensation to other non-executive compensation in the Company.

Executive Officers' compensation overall consists of a cash salary, an annual performance bonus and stock options.

General Measures Used to Determine Compensation for the Chief Executive Officer. The cash salary compensation, bonus and stock option programs are determined by annually comparing the Chief Executive Officer's position to those of similar chief executive officers for companies of the same comparable size and type as reported in one or more representative management compensation studies, taking into consideration geographic location, inflation and the responsibilities commensurate with the position.

An annual performance bonus program is used as an incentive to reward positive results. The bonus is based exclusively on "Return On Average Shareholders Equity". Payment is on a sliding scale dependent upon the Company's Average R.O.E. The Compensation Committee, with Board approval, makes stock option grants to the Chief Executive Officer under the 1987 and 1991 programs previously approved by the shareholders.

Criteria Used in Determining the Four Highest Paid Executive Officers' other than the Chief Executive Officer's Compensation. The criteria for determining the cash salary, annual performance bonus and stock options for the other Executive Officers is basically the same as outlined above for the Chief Executive Officer except that the annual performance bonus payouts are factored down depending on position responsibility. Option grants may also vary and contain fewer restrictions.

Stock Option Philosophy. Stock options for Executive Officers, including the Chief Executive Officer, have been historically granted on a periodic basis to accomplish a diverse set of goals, namely, to advance the Company's growth and success by attracting well-qualified Executives whose judgment the Company is dependent upon for the successful conduct of its operations and to provide such Executives with incentives to put forth maximum effort for the long-term success of the Company's business and, in addition, to help supplement the Executive's retirement benefits. The size and term are based on competitive practice and position levels to insure retention and alignment of these Executive Officers' long-range interests with those of the shareholders and the opportunity for those Executive Officers to build a meaningful stake in the Company.

The above overview of the Company's compensation policies has been presented by the following named Directors comprising the Compensation Committee for the fiscal year ending December 31, 1994.

                            John A. McKay, Chairman
                                Elbert H. Neese
                                John M. Eldred

                                       7

          Compensation Committee Interlocks And Insider Participation

The Compensation Committee consisted of John A. McKay, Chairman, John M. Eldred, Elbert H. Neese. Mr. Packard, the Company's Chief Executive Officer, Mr. Eldred, Mr. McKay and Mr. Neese, who are Directors of the Company, served on the Board of Directors of The First National Bank & Trust Company of
Beloit and participate in decisions by First National Bank & Trust Company of Beloit's compensation committee regarding compensation of its executives. During the past fiscal year, the Company had business transactions with the Bank and The Beloit Corporation. All transactions were in the ordinary course of business and it is anticipated that like transactions will continue. As of December 31, 1994, the Company had outstanding letters of credit with the Bank in the aggregate amount of $2,216,455. The Company has not drawn down on any of the letters of credit.

The following tables and graphs provide information required by various proxy rules promulgated by the Securities and Exchange Commission concerning the named Executive Officers' compensation.



              Comparison Of Five Year Cumulative Total Return

The following graph compares the hypothetical total shareholder return (including reinvestment of dividends) on an investment in (1) the Company's Common Stock (2) the Standard & Poor's Manufacturing Diversified Industrials Index and (3) the AMEX Market Value Index for the period January 1, 1990 through December 31, 1994. In each case, the graph assumes the investment of $100.00 on January 1, 1990. Regal-Beloit Corporation and AMEX data were supplied by Media General Financial Services, and the S & P Manufacturing Diversified Industrials data was supplied by S & P Compustat Services, Inc.



                    Five Year Cumulative Performance Graph

                                   1989      1990      1991      1992      1993      1994
                                 --------  --------  --------  --------  --------  --------
Regal-Beloit Corporation           100.00     87.22     89.03    145.00    183.26    193.71
AMEX Market Value Index            100.00     84.80    104.45    105.88    125.79    111.12
S & P Manufacturing Diversified    100.00     99.13    121.51    131.71    159.89    165.50


                          Summary Compensation Table

The Summary Compensation Table below shows the compensation for the past three years of each of the Company's five most highly compensated Executive Officers, including the Chief Executive Officer (the "Named Executive Officers").

                              Annual Compensation (1)       Long-Term Compensation
                                            $         Awards          $
                                                                    Other        $        Stock   Long-Term      $
                                                  $         $       Annual   Restricted  Options  Incentive  All Other
     Name           Principal Position   Year   Salary   Bonus(1)  Comp.(2)    Stock       (4)     Payouts   Comp.(3)
- ------------------  -------------------  ----  --------  --------  --------  ----------  -------  ---------  ---------
                    Chairman, President  1994   316,347   216,000     (2)             0        0          0     16,850
James L. Packard      Chief Executive    1993   295,105   120,960     (2)             0        0          0      9,770
                          Officer        1992   258,611    42,840     (2)             0  200,000          0      6,200

                                         1994   199,393   107,712     (2)             0        0          0     10,500
Henry W. Knueppel     Executive Vice     1993   189,129    61,588     (2)             0        0          0      7,374
                         President       1992   171,217    22,646     (2)             0  120,000          0      4,124

                      Vice President-    1994   150,377    68,160     (2)             0        0          0      7,976
Robert C. Burress          Chief         1993   133,762    36,288     (2)             0        0          0      5,220
                     Financial Officer   1992   119,281    13,440     (2)             0   12,000          0      2,900

                           Vice          1994    75,693    25,600     (2)             0        0          0      3,744
Gerald J. Berres    President-Secretary  1993   107,483    22,540     (2)             0        0          0      4,060
                      General Counsel    1992   101,738     8,422     (2)             0    6,000          0      2,300

                                         1994    98,667    34,560     (2)             0        0          0      5,056
Dennis M. Conerton    Vice President-    1993    94,389    19,780     (2)             0        0          0      3,563
                        Controller       1992    90,090     7,414     (2)             0    6,000          0      2,028

(1) Includes amounts earned in fiscal year, whether or not deferred or payable.

(2) The Company also provides its Named Executive Officers certain additional non-cash benefits that are not described in this Proxy Statement. Such compensation is below the Securities and Exchange Commission's required disclosure thresholds.

(3) Vested and non-vested contribution to the Company's Employee Profit Sharing Plan and Trust.

(4) Stock option awards have been restated to reflect the 100% stock split of August 1, 1994.




  Ownership Of Company Stock And Stock Equivalents By Named Executive Officers


To encourage growth in shareholders' value, the Company believes that the Named Executive Officers who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its on-going success through stock ownership. This focuses attention on managing the Company as an owner with an equity position in the business.

The interests of the Company's five top Named Executive Officers in the Company's Common Stock, which is set forth in the following table, includes stock owned and stock options granted or in which an interest was held as of January 31, 1995.

                        Security Ownership of Management



                                                               Shares
                                                             Beneficially    Percent Of
           Name                          Office                Owned(1)       Class (5)
- --------------------------    ---------------------------    ------------    ----------
James L. Packard (2)(3)(4)    Chairman, Chief Executive           433,870        2.0
                                 Officer, President

Henry W. Knueppel (2)(3)      Executive Vice President -          193,599        1.0
                                    Operations

Robert C. Burress (2)           Vice President - Chief            154,744         *
                                  Financial Officer

Gerald J. Berres              Vice President - Secretary           76,226         *
                                   General Counsel

Dennis M. Conerton (3)        Vice President - Controller         142,106         *


Total as a group                                                1,000,545        4.9

(1) The amount shown for Messrs. Packard, Knueppel, Burress, Berres and Conerton and all Executive Officers as a group include 139,500, 94,750, 36,000, 18,942, 17,434, and 306,626 shares, respectively, for which they have vested but unexercised options, but which could be acquired within 60 days pursuant to outstanding option grants.

(2) The amount shown for Messrs. Packard, Knueppel and Burress includes 274,636, 91,180, and 94,840 shares, respectively, as to which the indicated persons share voting and dispositive power with a spouse.

(3) The amount shown for Messrs. Packard, Knueppel and Conerton includes 16,902, 4,128, and 4,672 shares, respectively, as to shares held in trust under the Company's Employee Profit Sharing Plan and Trust, the Company's Personal Savings Plan (401K) and an Individual Retirement Account (IRA).

(4) The amount shown for Mr. Packard includes 1,416 shares held by his spouse as to which he disclaims beneficial ownership.

(5) * Represents less than 1% of the common stock.

            Option Exercise And 1994 Fiscal Year-End Option Values

The following table sets forth information concerning the exercise of stock options during fiscal year 1994 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                                                Total Number Of                   Total Value Of
                     Number Of              Unexercised Options Held       Unexercised, In-The-Money
                       Shares                  At Fiscal Year-End       Options Held at Fiscal Year-End
                    Acquired On   Value    --------------------------  ----------------------------------
       Name           Exercise   Realized  Exercisable  Unexercisable  Exercisable (1)  Unexercisable (1)
- ------------------  -----------  --------  -----------  -------------  ---------------  -----------------
James L. Packard          6,218  $128,402      139,500        140,000       $1,893,875         $1,907,500
Henry W. Knueppel             0         0       94,750         84,000        1,290,969          1,144,500
Robert C. Burress             0         0       36,000              0          490,500                  0
Gerald J. Berres          2,000    36,500       18,942              0          258,085                  0
Dennis M. Conerton            0         0       17,434              0          237,538                  0

(1) Total value of exercisable and unexercisable options are based on the fair market value ($13 5/8 as of December 30, 1994) of the Company's stock.

                           Option Grants in Fiscal 1994

The Company has in effect stock option plans pursuant to which options to purchase Common Stock of the Company are granted to the Named Executive Officers, Directors and other Key Employees of the Company and its subsidiaries. No stock options were granted to any of the Named Executive Officers in 1994. Stock options totaling 22,100 shares were granted to Key Employees and 7,462 shares were granted to Directors in fiscal year 1994.


                             SUMMARY OF BENEFIT PLANS

The Company has certain plans which provide, or may provide, compensation and benefits to Named Executive Officers of the Company, which are described herein. These plans are principally the Company's Incentive Stock Plan, Officers' Compensation Bonus Plan and the Target Supplemental Retirement Plan. The Company also provides its Executive Officers certain group life, health, medical and other benefits generally available to all salaried employees and certain additional non-cash benefits that are not described in this Proxy Statement because such compensation is below the Securities and Exchange Commission's required disclosure thresholds.


                                Profit Sharing Plan

The Company makes an annual discretionary contribution to its tax-qualified profit sharing plan which covers approximately 74% of the Company's hourly and salaried employees. (Union employees whose collective bargaining agreement does not provide for their inclusion in the plan and employees at certain non-participating units are excluded from participation.) Eligible employees become participants in the profit sharing plan on the first January 1 or July 1 after completing 1,000 hours of service in a 12-month period. The Company's contribution to the profit sharing plan is allocated to participants in accordance with a formula based upon participant compensation and years of service with the Company. A participant must be employed on the last day of the year and be credited with 1,000 hours of service during the year to be eligible for an allocation. Company contributions vest at 20% per year beginning after the completion of three years of service. Effective July 1, 1988, participants have the option to direct the investment of their accounts in 10% increments between a fixed income fund, a bond fund, a balanced fund, two equity funds and an employer stock fund. Distributions from the plan are made generally upon termination of service for any reason in the form of a single sum payment in cash and/or employer check.

The Company also maintains a profit sharing award program in which it makes an annual discretionary contribution to be allocated to employees in accordance with a formula based upon compensation and years of employment with the Company. The amount allocated is included in the cash compensation of each employee and, effective for years commencing after 1987, may be deferred in whole or in part through the Company's 401(K) plan. Amounts allocated to the Company's Named Executive Officers for 1994 are included in the Summary Compensation Table.


                      Target Supplemental Retirement Plan

The Target Supplemental Retirement Plan ("TSRP") limits participants to selected employees who are designated by the Compensation Committee.

All individuals named in the Cash Compensation Table, except Gerald J. Berres, participate in the TSRP. Under the TSRP, participants are entitled, upon normal or approved early retirement, to receive amounts which, together with social security, a hypothetical profit sharing plan balance annuitized over fifteen (15) years, and the Target Supplemental Retirement Benefit equal the lesser of two percent (2%) of final five (5) years average salary times years of service with the Company up to a maximum of 30 years or 60% income replacement. Consequently, unless reduced as described below, the estimated annual Target Supplemental Retirement benefits to TSRP participants will approximate those shown in the column of the following table which sets forth estimated benefits for participants with various years of credited service.

These benefits will be reduced by the Social Security payment and the amortized hypothetical Profit Sharing balance.

 Average Annual
Earnings For The                    Years Of Credited Service
Final Five Years     -------------------------------------------------------
  Of Service           10          15          20          25          30
- ----------------     -------     -------     -------     -------     -------
    100,000           20,000      30,000      40,000      50,000      60,000
    200,000           40,000      60,000      80,000     100,000     120,000
    300,000           60,000      90,000     120,000     150,000     180,000
    400,000           80,000     120,000     160,000     200,000     240,000
    500,000          100,000     150,000     200,000     250,000     300,000

The TSRP participant needs a minimum of 15 years of continuous service and have reached the age of 62 to qualify for early retirement benefit. The Compensation Committee may grant a participant additional years of service to qualify for benefits.

The TSRP is designed to provide a participant a retirement benefit that is comparable in replacement income percentage to that provided lower paid employees. The Plan does this by supplementing retirement income which is lost to higher paid employees due to social security caps and limits on income considered for the Company's Qualified Retirement Plans.

                     Officers' Incentive Bonus Plan

The Company's Officers' Incentive Bonus Plan provides for the payment of a bonus to the Named Executive Officers based exclusively on "Return On Average Shareholders Equity". Payments are based on a sliding scale dependent upon the Company's Average ROE. Bonuses are earned only after the Return on Average Shareholders Equity equals or exceeds 10%. The Bonus benefits are maximized upon reaching a Return On Average Shareholders Equity of 20%. Benefits are further factored depending upon a job responsibility factor. Amounts allocated to the Named Executive Officers for 1994 are included in the Summary Compensation Table.


                    1982 Incentive Stock Option Plan

The Company's 1982 Incentive Stock Option Plan provides stock options for Officers and Key Employees. The Plan is administered by the Compensation Committee of the Board of Directors. Options to purchase shares of Common Stock of the Company are granted on behalf of the Company by the Board upon the recommendations of the committee. The committee recommends the eligible persons to whom the options may be granted, the number of shares to be optioned, the price at which shares may be optioned (which shall not be less than the fair market value of the stock on the date of grant) and any limitations such as to when each option shall be exercisable. Options to purchase up to a total of 307,469 shares could have been granted under the Plan which expired in 1992.


                           1987 Stock Option Plan

The Company also maintains a 1987 Stock Option Plan which provides for the grant of stock options to Officers and Key Employees on terms substantially similar to the 1982 Stock Incentive Option Plan (except for certain federal income tax treatment). Options to purchase up to a total of 256,700 shares (adjusted for the August 1994 two for one stock split) may be granted under the Plan.



                       1991 Flexible Stock Incentive Plan
       The Regal-Beloit Corporation 1991 Flexible Stock Incentive Plan

The Plan provides long term incentives to eligible Directors, Officers and Key Employees of the Company. The Plan is administered by the Board of Directors or a committee so constituted as to comply with Rule 16b-3 of the Securities and Exchange Act of 1934. The committee selects the eligible participants, determines the size, the time and terms of grants to be given, except grants to Outside Directors are limited by the Plan. Grants may be made in the form of Deferred Stock, Restricted Stock, Stock Options, Performance Shares, Stock Appreciation Rights, or a combination thereof. The committee determines the amount, the form of and combination to be received by the participant. The maximum number of shares of Common Stock available for distribution under the Plan is 1,000,000 shares (adjusted for the August 1994 two for one stock split).

The Plan also provides that annually as of the date corresponding to the Annual Stockholders' Meeting that the Committee grant a non-qualified stock option to each Outside Director of the company. The number of shares of Common Stock granted to each Outside Director shall equal the dollar value of the Outside Director's current annual retainer fee; except the initial Grant to a newly elected Outside Director which shall be granted on the date corresponding to the Annual Stockholders' Meeting at which the Outside Director is initially elected shall be equal in dollar value to three (3) times the annual retainer fee payable to Outside Directors. The number of shares to be granted shall be determined by dividing 100% of the fair market value of the Company's Common Stock, on the date of Grant, which date shall always be the date corresponding to the Annual Shareholders' Meeting, into the then current annual retainer fee being paid to Outside Directors.

The right to exercise any Grant given to Outside Directors shall vest immediately upon Grant. Unexercised Grants to Outside Directors shall terminate, the earlier of ten (10) years after the date of Grant or one (1) year after the date of the death of the Outside Director. Any Director who is terminated for cause and has not effectively exercised his options prior to termination shall have such unexercised options lapse immediately upon termination as an Outside Director. "Cause" is defined as a serious or willful act of misconduct detrimental to the business of Regal-Beloit Corporation or its subsidiaries or their reputation.

In all other respects, Grants to an Outside Director under the Plan shall be controlled by the terms and conditions of the Plan and the rules, regulations, agreements, guidelines, instruments and interpretations issued by the Committee, except where inconsistent with the limitations set forth in
Section 4 of the Plan.



                              Term Life Insurance

The Company provided $250,000 of term life insurance for each of its Named Executive Officers during 1994, except Gerald J. Berres.


                            Supplemental Disability

The Company also provided supplemental disability insurance for Named Executive Officers and salaried employees during 1994. The Plan provides compensation to a disabled Named Executive Officer at the rate of 100% of his normal salary for the first 12 months of total disability and 60% thereafter. Other salaried employees receive 100% of their normal salary for the first 6 months of total disability and 60% thereafter. None of the Company's Executive Officers received disability benefits during 1994.



        Employment Contracts and Executive Termination Benefits Agreement

The Company has no employment contracts with any Named Executive Officers of the Company. However, the Company has termination benefits agreements (the "Agreements") with the five Named Executive Officers of the Company. The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement within three years following a change in control of the Company, if the individual's employment with the Company is terminated not for cause or if the individual terminates his or her employment with "good reason". If the individual's employment is terminated for cause, or as a consequence of death or disability, the Agreement is not triggered. The employment period is three years commencing with the change in control. The Agreement provides that upon such termination, the termination payment shall be a severance payment equal to the sum of the individual's annual salary then in effect plus the amount of the individual's highest annual bonus award during the previous three years, multiplied by the number of years (or fractional portion of a year) remaining in the employment period, but not less than one year's annual salary and bonus award. The individual may elect to receive such payment in a lump sum or monthly installments. In addition, the individual, at no cost, shall continue to participate in the Company's medical and dental benefit plan for the remainder of the employment period. The termination payments and benefits described above may be reduced if necessary to comply with Internal Revenue Code limits concerning "golden parachutes".

                            Outside Directors
                    Non-qualified Stock Option Grant

On January 23, 1992, the Board of Directors granted to each non-employee member of the Board of Directors a non-qualified stock option grant of 20,000 shares of Common Stock, at an option price of $7.50 per share which price was equal to the closing price of a share of Regal-Beloit Corporation's Common Stock on the date of grant as adjusted to reflect the August 1994 two for one stock split. The options granted will terminate five (5) years from the date of grant, or one year following the Director's death but in any event prior to the expiration date of the option. The grant shall be exercisable as to one-quarter of the shares granted on the date of grant and one-quarter on each anniversary date thereafter. The limitation on exercisability shall be removed immediately upon death, ceasing to be a member of the Board or a change in control.



          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by the Company, or written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that, since May 1, 1991 all filing requirements applicable to its Officers, Directors, and greater than ten percent (10%) beneficial owners were complied with.



                             SELECTION OF AUDITORS

The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1995 and is submitting the selection of auditors for approval by the stockholders at the forthcoming annual meeting. Representatives of Arthur Andersen LLP will be present at the annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

In addition to services performed in connection with their audit function (which services included examination of the annual financial statements, assistance and consultation in connection with filing the 10-K annual report with the Securities and Exchange Commission and auditing the Company's Profit Sharing Plan and Personal Savings Plan), Arthur Andersen LLP provided other non-audit services during the year ended December 31, 1994.

The Audit Committee concluded that the performance of such services does not impair the independence of Arthur Andersen LLP as Regal-Beloit Corporation's auditors.

In the event the shareholders do not ratify the appointment of Arthur Andersen LLP or if for any reason that firm shall cease to act as auditors for Regal-Beloit Corporation, the Company will appoint other independent public accountants as auditors.

                            STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no later than November 15, 1995 in order to be considered for inclusion in next year's annual meeting proxy statement.

The proponent of a proposal must be a record or beneficial owner of at least one percent (1%) or $1,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year and shall continue to own such securities through the date on which the meeting is held.





                           By Order of the Board of Directors





                           Gerald J. Berres
                           ------------------------------------------------
                           Gerald J. Berres, Secretary







Beloit, Wisconsin
March 17, 1995

                                    APPENDIX


Exhibit I . . . . . . . . . . . . . Proxy Card

Exhibit II  . . . . . . . . . . . . Five Year Performance Graph

                                                         Exhibit I - Proxy Card



      Please mark
  X   votes as in
      this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Propopsal 2.

|-------------------------------------------------------------------------------------------|
|The Board of Directors recommends a vote FOR the election of Directors and FOR Proposal 2. |
|-------------------------------------------------------------------------------------------|
|                                                                                           |
|                         FOR    WITHHELD                             FOR   AGAINST ABSTAIN |
|                       -------- --------                           ------- ------- ------- |
|                       >C>                                                                 |
|1. Election of Direc-                     2. Selection of Indepen-                         |
|   tors (See reverse).                       dent Auditors.                                |
|                       -------- --------                           ------- ------- ------- |
|   For, except vote withheld from the following nominee(s):                                |  3.  To act on other business that
|                                                                                           |      properly comes before the
|   --------------------------------------------------------                                |      meeting or any adjournments,
|                                                                                           |      and matters incident to conduct
|                                                                                           |      thereof.
|-------------------------------------------------------------------------------------------|



                                                                                            MARK HERE
                                                                                           FOR ADDRESS
                                                                                           CHANGE AND
                                                                                          NOTE AT LEFT

Please sign exactly as name appears hereron.  Joint owners should     Signature:  ________________________ Date: ________
each sign.  When signing as attorney, executor, administrator,
trustee or guardian, please give full title as such.                  Signature : ________________________ Date: ________

                                REGAL-BELOIT CORPORATION

                      PROXY FOR ANNUAL MEETING ON APRIL 18, 1995

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints J. L. Packard and G.J. Berres or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Regal-Beloit Corporation heldon record by the undersigned on February 28, 1995, at the Annual Meeting of Stockholders to be held on April
18, 1995, at 10:30 A.M. Central Daylight Time, at the Regal-Beloit Corporation's Corporate Headquarters, 200 State Street, Beloit, Wisconsin 53511-9940, or any adjournment thereof (the Meeting) and thereto vote all shares.

                      ELECTION OF ALL THREE (3) CLASS B DIRECTORS:

(or if any nominee is not available for election; such substitute as the Board of Directors may designate).

                                     Nominees:

                 John M. Eldred, John A. McKay, G. Frederick Kasten

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes. Please mark, sign, date and return this card promptly using the enclosed envelope.
                                                                    SEE REVERSE
                                                                        SIDE